UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2010

GENOPTIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33753	33-0840570
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1811 Aston Avenue

Carlsbad, CA 92008

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 268-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 4, 2010, Genoptix, Inc., a Delaware corporation (“Genoptix”), entered into a lease agreement with Blackmore Rutherford Investment, a California limited partnership (“Blackmore”), for approximately 33,000 square feet of office space located in Carlsbad, California. The lease will commence on January 4, 2010 with a term of approximately five years, and Blackmore has granted Genoptix an option to extend the term of the lease for an additional five-year term (the “Option Term”). Under the lease, the minimum monthly rent of $32,000 (plus operating expenses as specified in the lease) will become due starting May 1, 2010 increasing annually thereafter to $36,000 per month (plus operating expenses as specified in the lease) during the fifth year of the lease. In the event Genoptix chooses to extend the term of the lease beyond the initial five-year term, the monthly rent payable will be increased to approximately $37,000 per month (plus operating expenses as specified in the lease) starting May 1, 2015, increasing annually thereafter to approximately $41,500 per month (plus operating expenses as specified in the lease) during the fifth and final year of the Option Term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENOPTIX, INC.

Dated: January 8, 2010	By:	/s/ CHRISTIAN V. KUHLEN, M.D., ESQ.
Christian V. Kuhlen, M.D., Esq.
Vice President, General Counsel